Exhibit 10.1

                               SERVICES AGREEMENT


     THIS SERVICES AGREEMENT is effective the 1st day of June, 2007 by and between DIRECT INSITE CORP., a Delaware corporation (hereinafter the "Company") and James A. Cannavino, an individual residing at #1 Lovango Cay, USVI (mailing address 6501 Red Hook Plaza, Suite 201-PMB, Red Hook, St. Thomas, USVI 00802), (hereinafter referred to as "Cannavino").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to enter into an Services Agreement with Cannavino; and

     WHEREAS, Cannavino desires to enter into a Services Agreement with the Company;

     NOW, THEREFORE, it is agreed as follows:

1. Prior Agreements Superseded. This Agreement supersedes any services, consulting or other agreements, oral or written, entered into between Cannavino and the Company prior to the date of this Agreement except for stock options and restricted stock awards previously granted to Cannavino, which stock options and restricted stock awards shall continue in full force and effect, under the terms and conditions effective when they were issued.

2. Services. The Company hereby agrees to employ Cannavino and Cannavino hereby agrees to serve as Chief Executive Officer (until such time as the planned successor is appointed C.E.O. and thereafter as a consultant(as hereinafter defined) to the Company through the end of the Term of this agreement) and Chairman of the Board of the Company with commensurate responsibilities and to perform such services as reasonably directed by the Board of Directors.
Cannavino shall serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors without additional compensation. Notwithstanding the foregoing, it is understood that the duties of Cannavino during the performance of services shall not be inconsistent with his position and titles at such time.

3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Services Agreement shall cover the period June 1st, 2007 through and ending on December 31st, 2010 "Term" of this agreement..

4. Compensation. For all services rendered by Cannavino under this Agreement, compensation shall be paid to Cannavino as follows:

     (a) During the Term of this Agreement,

     1. Cannavino shall receive $20,000 per month as compensation base.. This will increase 10% on each annual anniversary subject to approval of the Company's Compensation Committee and based on the performance of the Company.

     2. A one time grant of 100,000 shares of restricted common stock. This restriction shall be removed on a change of control or termination of employment, whichever occurs first.

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     3. A grant of 10,000 shares of restricted  stock monthly  starting with the signing of this contract and ending with the last grant on December 1st, 2010. This restriction shall be removed on a change of control or termination of employment, whichever occurs first.

     (b) During the period of this Agreement, Cannavino shall be eligible to participate in the Company's stock option and stock purchase plans to the extent determined in the discretion of the Board of Directors of the Company or committee thereof.

     (c) During the period of this Agreement, Cannavino shall be entitled to participate in any short-term or long-term incentive plan which the Company has in existence or which may be adopted.

     (d) During the period of this Agreement, Cannavino shall be furnished with office space and secretarial service and facilities commensurate with his position and adequate for the performance of his duties.

     (e) During the period of this Agreement, Cannavino shall be entitled to fully participate in all benefit programs available to executive employees of the Company throughout the term of this Agreement.

5. Expenses. (a) Cannavino shall be reimbursed for all out-of-pocket expenses, including medical expenses, reasonably incurred by him in the performance of his duties hereunder. (b) During the Term of this agreement Cannavino shall be provided with a remote office and housing, (Not to exceed $10,000.00 per month for such office and housing) and (c) a car including maintenance, insurance, parking and all operation costs, with the monthly lease cost of such car not to exceed $1,000 per month unless approved by the Company prior to lease execution. At the end of any lease Cannavino will have the right to purchase the vehicle under the terms of any lease. (d) Additionally Cannavino shall be reimbursed for his reasonable expenses incurred performing his duties re: the following not for profit organizations, (National & International Center for Missing and Exploited Children and "BENS" Business Executives for National Security). Upon its expiration the Company will renew, under substantially the same original terms and conditions, the Airpass issued to Cannavino. All payments due to Cannavino under this Agreement which are not paid when due will have interest added to them at a rate equivalent to the average rate of that paid on the Company's preferred stock outstanding.

6. Severance Benefits. Cannavino shall be entitled to the severance benefits provided for in subsection (c) hereof in the event of the termination of this Agreement, by the Company without cause or in the event of a voluntary termination of this service Agreement by Cannavino for good reason. In such event, Cannavino shall have no duty to mitigate damages hereunder. Cannavino and the Company acknowledge that the foregoing provisions of this paragraph 6 are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with this Agreement, and with due regard to future expectations.

     (a) The term "cause" shall mean:

     (i) Cannavino's willful and continued failure to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness) after written demand for substantial performance is delivered to Cannavino by the Board of Directors of the Company which specifically identifies the manner in which the Board believes

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Cannavino has not substantially performed his duties and provides Cannavino with a reasonable period in which to comply.

     (ii) Cannavino's failure or refusal to follow directions from the Company's Board of Directors provided that (a) Cannavino is provided written notice of such directions and a reasonable period in which to comply and (b) Cannavino's compliance with any such direction would not be illegal or unlawful.

     (iii) Any act or fraud, embezzlement or theft committed by Cannavino which has been finally adjudicated, whether or not in connection with his duties or in the course of his performance as defined in this Service Agreement, which substantially impairs his ability to perform his duties hereunder.

                  (iv) Any willful disclosure by Cannavino of confidential information or trade secrets of the Company or its affiliates.

     For purposes of this paragraph, no act or failure to act on Cannavino's part shall be considered "willful" unless done, or omitted to be done, by Cannavino not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Cannavino shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a notice of termination from the Board of Directors of the Company after reasonable notice to Cannavino and an opportunity for Cannavino with his counsel to be heard before the Board of Directors of the Company, finding that in the good faith opinion of such Board of Directors Cannavino was guilty of the conduct set forth in clauses (i), (ii),
(iii) or (iv) of this paragraph and specifying the particulars thereof in detail.

     (b) For these purposes, Cannavino shall have "good reason" to terminate this Agreement if the Company removes Cannavino from the position of Chairman of the Board, or changes his duties without his written consent at any time during the term of this Agreement.

     (c) The severance benefits to be paid to Cannavino in the event of termination without cause or by Cannavino for "good reason", shall consist of the continued payment to Cannavino for the remaining term of the Term this Agreement, of the compensation provided in Section 4 (a) hereof plus the immediate vesting of all outstanding options and removal of any restrictions on common stock issued; and the continued payment to Cannavino of the expenses provided for in paragraph 5 hereof.

     (d) Upon the termination of this agreement Cannavino can purchase , for the depreciated net book value (as of 12-31 of the year of termination) all office equipment, furnishings, cars etc. which were used by or in the possession of Consultant as of the date of termination.

7. Death. In the event of Cannavino's death during the term of this Agreement, all shares and stock options issued hereunder shall immediately vest and/or become unrestricted.

8. Non-Competition.

     (a) Cannavino agrees that, during the term of this Agreement, he will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other individual or entity, (i) become an officer or employee of, or render any services [including consulting services] to, any competitor of the Company, (ii) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company

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or to become a customer of any competitor of the Company, and Cannavino will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (iii) solicit, raid, entice or induce any employee of the Company, and Cannavino will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 8 shall be construed as preventing Cannavino from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

     (b) During the term hereof and at all times thereafter, Cannavino shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Cannavino during Cannavino's relationship with the Company and shall not engage in any unfair trade practices with respect to the Company.

9. Enforcement.

     (a) The necessity for protection of the Company and its subsidiaries against Cannavino's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Cannavino's talent and his importance to the Company. Accordingly, Cannavino agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Cannavino from any actual or threatened breach of the covenants contained in paragraph 8 of this Agreement.

     (b) If for any reason a court determines that the restrictions under paragraph 8 of this Agreement are not reasonable or that consideration therefore in adequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 8 as will render the restrictions valid and enforceable.

10. Notices. Any notice to be given to the Company or Cannavino hereunder shall be deemed given if delivered personally, faxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

To the Company:   Direct Insite Corp.
                  80 Orville Drive
                  Bohemia, New York 11716

Copy to:          David H. Lieberman, Esq.
                  Beckman, Lieberman & Barandes, LLP
                  100 Jericho Quadrangle
                  Suite #329
                  Jericho, New York 11753

To: Cannavino:    James A. Cannavino
                  6501 Red Hook Plaza, Suite 201-PMB
                  Red Hook, St. Thomas, USVI 00802

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Copy to:          Jim.cannavino@mail.com


Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

11. Duties as a consultant.

     (a) During the consulting period, if any, Cannavino shall consult with the Company and its senior executive officers regarding its respective businesses and operations. Such consulting services shall not require more than 48 days in any calendar year inclusive of the time required as chairman of the board of directors, nor more than four days in any month, it being understood and agreed that during the Consulting Period Cannavino shall have the right, consistent with the prohibitions of Section 8 above, to engage in full time or part-time employment with any business enterprise that is not a competitor of the Company.

     (b) Cannavino's services as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him, recognizing his other business commitments that he may have to accord priority over the performance of services for the Company. In order to minimize interference with Cannavino's other commitments, his consulting services may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.

     (c) The Consulting Period shall terminate earlier, upon Cannavino's death or upon his failure to perform consulting services as provided in this Section 11 pursuant to 30 days' written notice by the Company to Cannavino of the grounds constituting such failure and reasonable opportunity afforded Cannavino to cure the alleged failure. Upon any such termination, all payments of fees, benefits and expenses shall cease.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Cannavino, his heirs, executors, administrators and legal representatives.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties except as specifically otherwise indicated herein.

14. Jurisdiction and Venue. It is hereby irrevocably agreed that all disputes or controversies between the Company and Cannavino arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of New York, County of New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association to be conducted before three arbitrators, who shall all be either attorney(s) or retired judge(s) licensed to practice law in the State of New York. York, New York. Any award made by such arbitrators shall be binding and conclusive for all purpose thereof and may be entered as a final judgment in any court of competent jurisdiction. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of New York, County of New York, or in the State of New York for this purpose. The cost

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and  expenses  of such  arbitration  shall  be  borne  in  accordance  with  the determination of the arbitrators and may include reasonable attorney's fees, however, Cannavino's maximum liability for costs and fees shall not exceed $5,000. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein. In the event of any material breach of this Agreement by the Company, when no material breach has occurred by Cannavino, actual damages would be difficult to determine, and the parties, therefore, agree that as liquidated damages the Consultant shall be entitled to receive the balance of the compensation/ payments payable through the term of this Agreement under paragraphs 4 (a) and 5 plus the immediate vesting of all unvested options and removal of restrictions on common stock.

15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

16. Change of Control. In the event (a) the Company has been consolidated or merged into or with any other corporation or all or substantially all of the assets of the Company have been sold to another corporation, with or without the consent of Employee, in his sole discretion; or (b) the Company undergoes a Change of Control, as hereinafter defined below, without prior Board approval; then Cannavino is entitled to the immediate vesting of all shares of common stock and options issued hereunder.

A "Change of Control" of the Company, or in any person directly or indirectly controlling the Company, shall mean:

     (i) a change of control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act");

     (ii) if during the Term of this services agreement any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date of this Services Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)03 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% of the voting power of the Company's then outstanding securities; or

     (iii) if during the Term of this services agreement the individuals who at the beginning of such period constitute the Board cease for any reason other than death, disability or retirement to constitute at least a majority thereof."

17. Consent under Rights Agreement. The parties acknowledge that this Agreement has been approved by the Company's Board of Directors and accordingly will not result in the issuance of any rights under the Rights Agreement dated as of August 28th, 2001.

18. Indemnification. The Company indemnifies Cannavino to the maximum extent permissible for all activities taken since he has been involved with the Company and for 5 years thereafter in accordance with the 2004 Indemnification Agreement executed between Cannavino and the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the day and year first above written.

DIRECT INSITE CORP.

By:/s/ Michael Beecher                               /s/ James A. Cannavino
   --------------------------------------            ----------------------
Michael Beecher / Chief Financial Officer            James A. Cannavino

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